EXHIBIT 10.2

[EASYLINK LETTERHEAD]

January 26, 2012

Mr. Thomas N. Calabria

Chief Compliance Officer

Burnham Asset Management Corp.

1325 Avenue of the Americas

26th Floor

New York, New York 10019

RE:	EasyLink Services International Corporation Common Stock Holdings

Dear Mr. Calabria:

This letter agreement (this “Agreement”) confirms that the letter agreement dated November 4, 2010 among EasyLink Services International Corporation (“EasyLink”), on the one hand, and Burnham Asset Management Corp., Burnham Securities Inc. and their affiliates (collectively, “Burnham”), on the other hand, setting forth certain understandings and agreements related to Burnham’s “Beneficial Ownership” of “Corporation Securities” (as such terms, and the other capitalized terms not defined herein, are defined in that certain Stockholder Rights Agreement, by and between the Company and American Stock Transfer and Trust Company, LLC, as rights agent, dated as of August 25, 2009) is hereby terminated by mutual agreement of the parties.

If you are in agreement with the above, please so indicate by countersigning and returning an executed original of this letter to me at (678) 505-4817. If you have any questions, please contact me at (678) 533-8010.

Sincerely,

/s/ Glen E. Shipley
Glen E. Shipley Chief Financial Officer EasyLink Services International Corporation

Acknowledged, accepted and agreed to this 26th day of January, 2011.

Burnham Asset Management Corp.

By:	/s/ Thomas N. Calabria
Thomas N. Calabria Chief Compliance Officer